EXHIBIT 16.1

                               Stan J.H. Lee, CPA
              2160 North Central Rd Suite 203 * Fort Lee * NJ 07024
                   P.O. Box 436402* San Diego * CA 92143-6402
               619-623-7799 * Fax 619-564-3408 * stan2u@gmail.com



December 6, 2012

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

Commissioners:

We have read the  paragraphs  pertaining to Stan Jeong-Ha Lee, CPA,  included in
Item 4.01 of Form 8-K dated December 6, 2012, of MedBook World, Inc. ("the Company), to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm in those paragraphs.

Sincerely,


/s/ Stan Jeong-Ha Lee
---------------------------------
Stan Jeong-Ha Lee, CPA